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Exhibit 4.4

THIS WARRANT AND THE SECURITIES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

WARRANT TO PURCHASE COMMON STOCK

Number of Shares:	75,000 shares
Warrant Price:	$5.00 per share
Issuance Date:	July 1, 2003
Expiration Date:	July 1, 2010

FOR VALUE RECEIVED, 1515 S. Manchester, LLC, a California limited liability company, (hereinafter called the "Holder") is entitled to purchase from Odetics, Inc., a Delaware corporation (the "Company") the above referenced number of shares of the Company's Class A Common Stock (the "Common Stock"), at the Warrant Price referenced above, all subject to adjustment from time to time as described herein. The exercise of this Warrant shall be subject to the provisions, limitations and restrictions contained herein.

        1.    Term and Exercise.

        1.1    Term.    This Warrant is exercisable in whole or in part (but not as to any fractional share of Common Stock), at any time and from time to time prior to 5:00 p.m. on the Expiration Date set forth above.

        1.2    Procedure for Exercise of Warrant.

        (a)   Holder may exercise this Warrant by delivering the following to the principal office of the Company in accordance with Section 5.1 hereof: (i) a duly executed Notice of Exercise in substantially the form attached as Schedule A, (ii) payment of the Warrant Price then in effect for each of the shares being purchased, as designated in the Notice of Exercise, and (iii) this Warrant. Payment of the Warrant Price may be in cash, certified or official bank check payable to the order of the Company, or wire transfer of funds to the Company's account (or any combination of any of the foregoing) in the amount of the Warrant Price for each share being purchased.

        (b)   Notwithstanding any provisions herein to the contrary, if the Fair Market Value (as defined below) is greater than the Warrant Price as of the day of exercise, the Holder may elect to receive, without the payment by the Holder of any additional consideration, shares of Common Stock equal to the value of the "spread" on the shares (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company in accordance with Section 5.1, together with the Notice of Exercise, in which event the Company shall issue to the Holder hereof a number of shares of Common Stock computed using the following formula:

X = Y (FMV - WP) FMV
Where: X	=	the number of shares of Common Stock to be issued to the Holder pursuant to this net exercise
Y	=	the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, that portion of the Warrant requested to be exercised
FMV	=	the Fair Market Value (as of the date of such calculation) of one share of Common Stock
WP	=	the Warrant Price (as adjusted as of the date of such calculation)

For purposes of this Warrant, the "Fair Market Value" of one share of the Company's Common Stock as of a particular date shall be determined as follows: (i) if traded on a national securities exchange or through the Nasdaq Stock Market, the Fair Market Value shall be deemed to be the volume weighted average trading price of the Common Stock on such exchange for the five trading days immediately prior to the date of exercise indicated in the Notice of Exercise (or if no reported sales took place on such day, the last date on which any such sales took place prior to the date of exercise); (ii) if traded over-the-counter only and not on the Nasdaq Stock Market, the Fair Market Value shall be deemed to be the average of the closing bid and asked prices as of five trading days immediately prior to the date of exercise indicated in the Notice of Exercise (or if no reported sales took place on such day, the last date on which any such sales took place prior to the date of exercise); and (iii) if there is no active public market, the Fair Market Value shall be the fair market value of the Common Stock as of the date of exercise, as determined in good faith by the Board of Directors of the Company; provided that any such five trading day period referenced above shall be extended by the number of trading days during such period on which trading in the Company's Common Stock is suspended, by, or not traded on the securities exchange, Nasdaq Stock Market or over-the-counter market on which the Common Stock is then listed or traded.

        1.3    Effective Date of Exercise; Delivery of Certificate.

        (a)   In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for the shares of Common Stock so purchased, registered in the name of the Holder or such other name or names as may be designated by the Holder, together with any other securities or other property which the Holder is entitled to receive upon exercise of this Warrant, shall be delivered to the Holder hereof, at the Company's expense, within a reasonable time after the rights represented by this Warrant shall have been so exercised; and, unless this Warrant has expired or have been exercised in full, a new Warrant representing the number of shares (except a remaining fractional share), if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder hereof.

        (b)   The person in whose name any certificate for shares of Common Stock is issued upon exercise of this Warrant shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant was surrendered and payment of the Warrant Price was received by the Company, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is on a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

        1.4    Fractional Shares.    This Warrant may not be exercised for fractional shares; and no fractional share of any class or series of the Company's capital stock shall be issued upon exercise of the Warrant.

        1.5    Redemption.    If at any time during the term of this Warrant (a) the closing sale price for the Company's Common Stock shall be $7.50 per share or more as reported by a national securities exchange, the Nasdaq Stock Market, the OTC Bulletin Board or any other comparable trading market or quotation system for twenty (20) consecutive trading days then, at any time thereafter, the Company may, at its sole option, redeem the entire Warrant for an aggregate purchase price of One Dollar ($1.00)(the "Redemption Price"). If the Company desires to exercise its right to redeem the Warrant, it shall give notice to the Holder, specifying (i) the Redemption Price, (ii) the date the redemption is to be effective (the "Redemption Date"), which date shall be no earlier than ten (10) business days after the date on which notice is deemed given in accordance with Section 5.1 hereof, (iii) the place where the Holder shall deliver the Warrant and (iv) that the right to exercise the Warrant shall terminate at 5:00 p.m. on the business day immediately preceding the Redemption Date.

On and after the Redemption Date, the Warrant shall expire and become void, and Holder shall have no further rights under the Warrant except to receive, upon surrender of the Warrant, the Redemption Price. The Company shall, promptly after presentation and surrender to the Company by or on behalf of the Holder thereof of the Warrant to be redeemed, deliver to Holder a sum of cash equal to the Redemption Price.

        2.    Compliance with Securities Laws.

        2.1    Own Account.    The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the shares of Common Stock or other securities to which Holder is entitled pursuant to Section 3 hereof (such shares or securities, the "Warrant Stock") to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell, or otherwise dispose of this Warrant or any shares of Warrant Stock to be issued upon exercise hereof or conversion thereof except under circumstances that will not result in a violation of the Act, or any state securities laws. Upon exercise of this Warrant, the Holder shall, if reasonably requested by the Company, confirm in writing, in a form reasonably satisfactory to the Company, that the shares of Warrant Stock (and any common stock to be issued upon conversion thereof) so purchased are being acquired solely for the Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

        2.2    Accredited Investor.    Holder further acknowledges that it is familiar with the definition of "accredited investor" in Rule 501 of Regulation D promulgated under the Act and certifies that Holder is an accredited investor as defined in such rule.

        2.3    Unregistered Securities.    Holder understands that neither this Warrant nor the Warrant Stock have been registered under the Act, and therefore they may not be sold, assigned or transferred unless (i) a registration statement under the Act is in effect with respect thereto or (ii) an exemption from registration is found to be available to the satisfaction of the Company.

        2.4    Legends.    Holder further acknowledges and agrees that the stock certificates evidencing the Warrant Stock shall bear a restrictive legend, substantially in the following form (in addition to such other restrictive legends as are required or deemed advisable under the provisions of this Warrant, any applicable law or regulation or any other agreement to which Holder is a party):

  "THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS (I) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, (II) THE COMPANY RECEIVES AN OPINION OF LEGAL COUNSEL FOR

  THE HOLDER OF THESE SECURITIES SATISFACTORY TO THE COMPANY STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (III) THE COMPANY OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION."

        3.    Adjustments.

        3.1    Subdivision or Combination of Shares.    In case the Company shall at any time subdivide its outstanding Common Stock into a greater number of shares, the Warrant Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares obtainable upon exercise of this Warrant shall be proportionately increased. Conversely, in case the outstanding Common Stock of the Company shall be combined into a smaller number of shares, the Warrant Price in effect immediately prior to such combination shall be proportionately increased and the number of shares obtainable upon exercise of this Warrant shall be proportionately decreased.

        3.2    Dividends in Common Stock, Other Stock or Property.    If at any time or from time to time the holders of Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefor:

        (a)   Common Stock, options or any shares or other securities which are at any time directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution;

        (b)   any cash paid or payable other than as a regular cash dividend; or

        (c)   Common Stock or additional shares or other securities or property (including cash) by way of spin-off, split-up, reclassification, combination of shares or similar corporate rearrangement (other than Common Stock issued as a stock split or adjustments in respect of which shall be covered by the terms of Section 3.1 above) and additional shares, other securities or property issued in connection with a Change (as defined below) (which shall be covered by the terms of Section 3.3 below), then and in each such case, the Holder hereof shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to in clause (b) above and this clause (c)) which such Holder would hold on the date of such exercise had such Holder been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such shares or all other additional stock and other securities and property.

        3.3    Reorganization, Reclassification, Consolidation, Merger or Sale.    If any recapitalization, reclassification or reorganization of the share capital of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its shares and/or assets or other transaction (including, without limitation, a sale of substantially all of its assets followed by a liquidation) shall be effected in such a way that holders of Common Stock shall be entitled to receive shares, securities or other assets or property (a "Change"), then, as a condition of such Change, lawful and adequate provisions shall be made by the Company whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares, securities or other assets or property as may be issued or payable with respect to or in exchange for the number of outstanding Common Stock which such Holder would have been entitled to receive had such Holder exercised this Warrant immediately prior to the consummation of such Change. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to give effect to the adjustments provided for in this Section 3 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Section 3.3 shall similarly apply to successive Changes.

        4.    Ownership and Transfer.

        4.1    Ownership of This Warrant.    The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary until presentation of this Warrant for registration of any permitted transfers.

        4.2    Rights of Stockholder.    This Warrant shall not entitle its holder to any of the rights of a stockholder of the Company until the Warrant shall have been exercised and the shares of Warrant Stock purchasable upon the exercise hereof shall have been issued.

        4.3    Replacement of Warrant.    On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and (a) in the case of loss, theft, or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or (b) in the case of mutilation, on surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount. The Holder shall reimburse the Company for all reasonable expenses incidental to replacement of this Warrant.

        4.4    Warrant Not Transferable.    This Warrant and the rights hereunder are not transferable and/or assignable, in whole or in part, by the Holder.

        5.    Miscellaneous Provisions.

        5.1    Address for Notices.    Any notice or other document required or permitted to be given or delivered to the Holder shall be delivered or forwarded to the Holder at 18800 Von Karman, Irvine, CA 92612, or to such other address or number as shall have been furnished to the Company in writing by the Holder. Any notice or other document required or permitted to be given or delivered to the Company shall be delivered or forwarded to the Company at 1515 S. Manchester Blvd., Anaheim, California 92802, Attention: President (Facsimile No.: 714/780-7857, with a copy to Dorsey & Whitney LLP, 38 Technology Drive, Irvine, California 92618, Attention: Ellen S. Bancroft, Esq. (Facsimile No.: 714/424-5554), or to such other address or number as shall have been furnished to Holder in writing by the Company.

        5.2    Timing of Notices.    All notices, requests and approvals required by this Warrant shall be in writing and shall be conclusively deemed to be given (a) when hand-delivered to the other party, (b) when received if sent by facsimile at the address and number set forth above; provided that notices given by facsimile shall not be effective, unless either (i) a duplicate copy of such facsimile notice is promptly given by depositing the same in the mail, postage prepaid and addressed to the party as set forth below or (ii) the receiving party delivers a written confirmation of receipt for such notice by any other method permitted under this paragraph; and further provided that any notice given by facsimile received after 5:00 p.m. (recipient's time) or on a non-business day shall be deemed received on the next business day; (c) five (5) business days after deposit in the United States mail, certified, return receipt requested, postage prepaid, and addressed to the party as set forth in Section 5.1 above; or (d) the next business day after deposit with an international overnight delivery service, postage prepaid, addressed to the party as set forth below with next business day delivery guaranteed; provided that the sending party receives confirmation of delivery from the delivery service provider.

        5.3    Governing Law.    This Warrant shall be governed by and construed in accordance with the laws of the State of California as applied to agreements among California residents made and to be performed entirely within the State of California, without giving effect to the conflict of law principles thereof.

        5.4    Waiver, Amendments and Headings.    This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by both parties (either generally or in a particular instance and either retroactively or prospectively). The headings in this Warrant are for purposes of reference only and shall not affect the meaning or construction of any of the provisions hereof.

        5.5    Counterparts.    This Warrant may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of the Issuance Date.

COMPANY:
ODETICS, INC.
By	/s/ GREG A. MINER Gregory A. Miner, Chief Executive Officer and Chief Financial Officer
HOLDER:
1515 S. MANCHESTER, LLC, a California limited liability company
By	/s/ WILLIAM H. MCFARLAND
Print Name:	William H. McFarland
Title:

SCHEDULE A

FORM OF NOTICE OF EXERCISE

[To be signed only upon exercise of the Warrant]

 TO BE EXECUTED BY THE REGISTERED HOLDER
TO EXERCISE THE WARRANT

The undersigned hereby elects to purchase            shares of Class A Common Stock (the "Shares") of Odetics, Inc. (the "Company") under the Warrant to Purchase Common Stock dated July    , 2003, which the undersigned is entitled to purchase pursuant to the terms of such Warrant, and [check one]:

☐
Cash Exercise.    The undersigned has delivered $            , the aggregate Warrant Price for            Shares purchased herewith, in full in cash or by certified or official bank check or wire transfer;

☐
Net Exercise.    In exchange for the issuance of            shares, the undersigned hereby agrees to surrender the right to purchase            Shares pursuant to the net exercise provisions set forth in Section 1.2(b) of the Warrant.

        Please issue a certificate or certificates representing such Shares in the name of the undersigned or in such other name as is specified below and in the denominations as is set forth below:

[Type name of Holder as it should appear on the stock certificate]
[Requested denominations—if no denomination is specified, a single certificate will be issued]
The initial address of such Holder to be entered on the books of the Company shall be:

        The undersigned hereby represents and warrants that the undersigned is acquiring such shares for his own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof.

By:
Print Name:
Title:
Dated:

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  Exhibit 4.4
WARRANT TO PURCHASE COMMON STOCK